Exhibit 10.2

Exhibit 10.2
Shareholder Agreement
Of
CEN BIOTECH, INC.
(A Canadian Corporation, the “Company”)

EFFECTIVE AS OF:  January 24, 2014

The Stockholder Rights And Interests represented by this Shareholder Agreement have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the applicable corporate or regulatory ministry or agency of Canada or any of its governmental units, including the Province of Ontario, or similar laws or acts of other states in reliance upon exemptions under those Acts.  The sale or other disposition of Stockholder Rights And Interests is restricted as stated in this Shareholder Agreement and, in any event, is prohibited unless the Company receives an opinion of counsel satisfactory to the Company and its counsel that such sale or other disposition can be made without registration under the Securities Act of 1933, as amended, and any applicable state securities acts and laws in either the United States or Canada.  By acquiring any Stockholder Rights and Interests represented by this Shareholder Agreement, each Shareholder represents that such Shareholder will not sell or otherwise dispose of such Shareholder’s Rights or Interests without registration or other compliance with the aforesaid acts and the rules and regulations issued thereunder.

SHAREHOLDER AGREEMENT
OF
CEN BIOTECH INC.

THIS SHAREHOLDER AGREEMENT is made effective as of the 24th day of January 2014, by the named Shareholders as hereinafter set forth.  Full compliance with corporate formalities and resolutions, minutes, and validly issued share certificates will be effectuated as soon as practicable, and no later than January 31, 2014, by the Company.

1.
Formation of Corporation.  The Shareholders have formed a Canadian Corporation pursuant to the provisions of the laws of Canada under the Canada Business Corporations Act (the “Act”) and any applicable regulations of Canada and the Province of Ontario, inclusive.

2.	Name of Company. The name of the Company is, and shall be: CEN BIOTECH INC. (the “Company”).

3.
Character of Business.  The purpose of the Company is to promote, provide, and service customers and clients in the agricultural, health, nutritionals, analytics, media and entertainment industries, including related activities to offer, license, and sell merchandise and materials and all other lawful activities agreed to by the Members in either of Canada or the United States.

4.
Principal Place of Business.  The location of the principal place of business is, and shall be:  20 North Rear Road in Lakeshore, Ontario, Canada, but the Members may move the same to any other location within the State of Michigan (U.S.A.) or the Province of Ontario.

5.	Registered Agent. The name and street address of the agent for service of process required to be maintained by the Act is: 20 North Rear Road in Lakeshore, Ontario, Canada.

6.	Term. The Company shall continue until perpetually, unless sooner terminated hereunder or by operation of law.

7.	Ownership Interest. The percentages of ownership interest of the Shareholders are as follows:

•	AJOA Holdings, LLC	25%
•	Wise Phoenix LLC	25%
•	Creative Edge Nutrition, Inc. (FITX)	10%
•	Growlife, Inc. (PHOT)	25%
•	Randy Hamdan	8%
•	Donald Strilchuck	1%
•	Jim Shaban	1%
•	Roger Shaban	1%
•	Khalid Bakshi	1%
•	Joe Byrne	1%
•	Jordan Elhalabi	1%
•	Joel Stohlman	.5%
•	Jeff Thomas	.5%
		100%

8.
Appointment the Board of Directors.  Wise Phoenix LLC (“WISE”), AJOA Holdings LLC (“AJOA”) and CANX LLC or its assignees or designees (“CANX”) shall each shall have the right to elect one (1) person to sit as a director on the Company Board of Directors.

9.
Voting; Written Consent.  Any action, decision, consent or approval that can be taken, made or given (or not taken, made or given) by any Board of Directors may be authorized only with the affirmative consent, as the case may be, of at least one (1) WISE Director, one (1) AJOA Director and one (1) CANX Director.  Any such consent or approval may be taken at a meeting or without a meeting by consent in writing of such persons, which written consent shall set forth the actions to be so taken, except that no such additional consent or approval of any Board of Director, as applicable, shall be required where such Board of Director or its affiliate is the party on the other side of the transaction and has a material conflict with the Company.

10.
Authority of Management Committee.  The Board of Directors, shall have the exclusive power and authority to attain information of, and manage the business and affairs of any of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company as the Board of Directors deems necessary or appropriate.  The Board of Directors and the officers appointed thereby, acting as such, shall have the power and authority to bind Company, subject to the provisions hereunder this Shareholders Agreement, except and to the extent that such power is expressly delegated in writing to any other person by the Board of Directors, and such delegation shall not cause the Board of Directors to cease to be the managing authority of Company.  THE Board of Directors shall be an agent of the Company’s business, and the actions of the Board of Directors duly taken in such capacity and in accordance with this Agreement shall bind the Company.  Except as otherwise expressly provided in this Agreement, all actions to be taken on behalf of the Board of Directors, including all decisions and determinations to be made and discretion to be exercised, shall be taken, made or exercised by the Board of Directors.

11.
Election of the Initial Officers and Subsequent Officers.  The Board of Directors hereby elects Sam Alawieh as President, Bahige Chabaan as Secretary and Randy Breitman as Treasurer, and in such capacities to serve as the Officers of the Company, and are unanimously responsible for all management decisions of the Company, subject to this Shareholder Agreement.  Unless otherwise expressly provided herein, all reference hereinafter to any action to be taken by the Company shall mean action taken in its name and on its behalf by the Officers, which shall have full, exclusive and complete discretion in the management and control of the affairs of the Company for the purposes herein stated and shall make all decisions affecting the Company affairs.  In discharging his or her managerial responsibilities, the Officers shall not be liable to the other Shareholders for any good-faith act or omission to act or for any act or omission that does not constitute gross negligence or willful misconduct.  In addition, any removal of a Corporate Officer must be for cause for gross negligence or willful misconduct or by unanimous decision of the Board of Directors.  Notwithstanding the above, Bahige Chabaan shall serve as the Secretary of the Company with the limited authority to file documents solely to maintain the rights of the Company, including trademarks and copyright interests.  However, any attempt to transfer, encumber, or assign any rights of the Company must be personally signed and approved by the Board of Directors, or is null and void.

12.
Annual Budget.  The Board of Directors, on an annual basis, shall unanimously approve an twelve (12) month operating, revenues, profits, CAPEX and investment budget for the Company (and any material deviation therefrom) at least ninety (90) days prior to the end of each annual period (“Annual Budget”). Within sixty (60) days following the execution of this Shareholders Agreement, an Annual Budget shall be established for year 2014.

13.	Board of Director Approval Rights. The following actions shall require the affirmative vote of each member of the Board of Directors:

i.
Entering into material agreements, arrangements or understandings with respect to one transaction or a series of transactions with expected liabilities in excess of one million dollars ($1,000,000), that are outside the then approved Annual Budget;

ii.
Entering into or amending the terms of employment agreements or other compensation arrangements that are not included in the then-current Annual Budget and, with respect to any individual, provides for total annual compensation (including salary and bonus) in excess of one hundred thousand dollars ($250,000);

iii.
Paying any discretionary bonus to any officer or employee to the extent not included in the then-current Annual Budget or not required under any agreement or employee benefit plan previously committed to by the Company and included in the Annual Budget;

iv.
Incurring indebtedness for borrowed money, or assuming, guaranteeing or endorsing any obligations in excess of five hundred thousand dollars ($500,000) in one transaction or a series of related transactions other than matters within the business plan or then-current Annual Budget;

v.	Authorizing, adopting or amending any employee profit sharing, interest-based or other equity option plan not provided for under then-current Annual Budget;

vi.
Directly or indirectly engaging in a material acquisition or disposition of assets outside the ordinary course of business, including a merger, consolidation or sale of assets or not provided for under then-current Annual Budget;

vii.	Commencement of any activity that contemplates a change of control of the Company; or

viii.	Commencement of an initial public offering with respect to any interests or filing of a shelf registration statement; or

ix.	Commencement of any voluntary dissolution, insolvency, winding up, bankruptcy, liquidation or similar proceedings; or

x.	Undertaking any change in form.

xi.
Amend, change or repeal (i) this Agreement or (ii) any other organizational documents, which amendment, change or repeal would, in either case, materially and adversely affects any rights or benefits of any of the parties, disproportionately in relation to the other members holding the same class of interests;

xii.
Amend or change in any respect the equity capital structure of the in a manner that materially adversely and disproportionately affects any of the parties, in relation to other persons or entities holding the same class of interests;

xiii.
Redeem or purchase any interests (i) other than on a pro rata basis or (ii) as part of a recapitalization which includes the incurrence of indebtedness for borrowed money outside of the ordinary course of business in order to finance or purchase such redemption (other than redemptions or purchases of employee, independent contractors, consultants or similar person’s interests in the ordinary course of business);

xiv.
Declare or pay any distribution with respect to interests of the same class (i) other than on a pro rata basis or (ii) in connection with any recapitalization which includes the incurrence of indebtedness for borrowed money outside of the ordinary course of business to finance such dividend or other distribution;

xv.	Engage in any material new line of business outside the ordinary course or not provided for under the then-current Annual Budget;

xvi.
Enter into any material agreement, arrangement or understanding in excess of one million dollars ($1,000,000) with any affiliate or with respect to any related party transaction not provided for under the then-current Annual Budget;;

xvii.
Enter into any stand-alone sale, assignment, sub-license or other disposal of any asset or intellectual property other than in the ordinary course of business and which does not materially adversely affect the value or operations of the Company, or that is not provided for under the then-current Annual Budget; or

xviii.
Grant profits interests, interest-based or other equity options for employees, consultants or independent contractors representing in the aggregate more than five percent (5%) of the then outstanding interests, that is not provided for under then-current Annual Budget;

IN THE EVENT OF ANY CONFLICT BETWEEN THE AFOREMENTIONED TERMS AND CONDITIONS RELATED TO THE POWER AND AUTHORITY OF THE BOARD OF DIRECTORS, AND THE REMAINING TERMS AND CONDITIONS OF THIS SHAREHOLDER AGREEMENT, SECTION 8., 9., 10., 11., 12., 13., i THROUGH AND INCLUDING 14. Xviii OF THIS SHAREHOLDER AGREEMENT SHALL PREVAIL. IN ADDITION, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF THIS SHAREHOLDER AGREEMENT AND ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED BY THE PARTIES, OR THE COMPANY BOARD OF DIRECTORS, OR THE COMPANY OFFICERS, THE TERMS AND CONDITIONS OF THIS SHAREHOLDER AGREEMENT SHALL PREVAIL.

14.
Capital Accounts.   The Company shall establish and maintain capital accounts for each Shareholder and each Shareholder’s Percentage Interest in the Company.  Each Shareholder’s capital account shall be increased by (1) the amount of money actually contributed by the Shareholder to the capital of the Company, (2) the fair market value of any property contributed by the Shareholder, as determined by an independent appraisal and/or as agreed by Shareholders signing this Agreement, and (3) the Shareholder’s share of Net Profits.  Each Shareholder’s Capital Account shall be decreased by (1) the amount of any money actually distributed to the Shareholder, (2) the fair market value of any property distributed to the Shareholder, and (3) the Shareholder’s share of Net Loss.  Revaluation adjustments will be made to capital accounts whenever there are capital contributions made to the Company or disproportionate distributions from the Company and when the Company is dissolved and wound up.  The foregoing provisions and the other aspects of this Agreement relating to the maintenance of capital accounts are intended to comply with the Act or IRS Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto.

15.
Interest in Profits or Losses.  The net profits or net losses of the Company, all capital gains or losses and all extraordinary items of gain or loss, other than such gains or losses recognized with regard to Internal Revenue Code (the “Code”) Section 704(c) property, shall be credited or charged to the Members in the proportions described above, as adjusted from time to time.  Gains or losses recognized with regard to Code Section 704(c) property shall be allocated among the Members pursuant to Code Section 704(c) and the Treasury Regulations pertaining thereto.

16.	Limitation on Liability for Losses Chargeable to Shareholders. No Shareholder shall personally be liable for, and will be indemnified by the Company against any of the losses of the Company.

17.
Distribution of Profits and Profits Sharing Arrangements.  The earnings and profits sharing of the Company shall be distributed annually, except that earnings may be retained by the Company as required herein below pursuant to the Company approved Annual Budget.

18.
Additional Shareholders.  Additional Shareholders may be admitted to this Company, but only upon such terms and conditions, as the Board of Directors shall reasonably determine, in writing, prior to such admission.  Upon the admission of any such additional Shareholder, a capital account shall be opened and maintained for such Shareholder and profits and losses shall continue to be allocated in accordance with this Agreement.

19.
Sale or Transfer of Company Interest.  No new Shareholder shall be admitted to the Company without the prior written consent of the Board of Directors.  Shareholders wishing to sell or transfer their Interest(s) must provide the Corporate Officers with written notice of the terms and conditions of such proposed sale or transfer and the name and address of the proposed bona fide purchaser or transferee and receive the prior written consent of the Officers Members to transfer any interest in the Company.  Such written notice to the Officers shall contain: (a) the nature and size of the interest to be sold or transferred; (b) the name and address of both the selling or transferring Shareholder and the proposed bona fide purchaser; and (c) the sales or transfer price and all terms of payment thereof.  Upon such written notice, the Officers shall submit the notice to the Board of Directors and they shall equally have the right of first refusal to acquire the Interest of any Shareholder who wishes to sell or transfer their Interest within sixty (60) days after receipt of such notice to purchase the interest of the selling Shareholder on the terms and conditions stated by the bona fide purchaser.  If such right to purchase is not exercised, the selling Shareholder shall have sixty (60) days following the initial 60-day period to consummate the intended sale or transfer to the third party strictly in accordance with the terms and conditions set forth in the notice.  The Board of Directors, on an equal basis, shall also have the right of first refusal to acquire the interest of any Shareholder:  (i) upon death of the Shareholder, by testamentary disposition, by intestate succession, or by gift to members of the immediate family of the Shareholder, or (ii) pursuant to an adjudication of insanity or incompetency of such Shareholder in any judicial proceeding or the commitment of such Shareholder to a mental institution.

NOTWITHSTANDING THE FOREGOING, THE TRANSFEREE OF AN INTEREST OF A SHAREHOLDER TRANSFERRED AS DESCRIBED IN THIS PARAGRAPH SHALL NOT BECOME A SUBSTITUTED SHAREHOLDER HEREUNDER BUT SHALL BE ENTITLED ONLY TO RECEIVE THE SHARE OF PROFITS, LOSSES AND DISTRIBUTIONS TO WHICH ITS TRANSFEROR WOULD HAVE BEEN ENTITLED.

20.
Successor to Shareholder.  A party, including an existing Shareholder, who becomes a successor to the interest of a Shareholder shall have no right to become a substituted Shareholder without first obtaining the written consent of the Board of Directors, except for heirs, trusts, estates, and wholly owned subsidiaries.

21.
Cash Distributions.  Funds in excess of the working capital requirements of the Company as reasonably determined by the Annual Budget, which arise or are realized from economic profits earned through the activities of the Company in its normal operations, the proceeds of a sale of all or any part of the assets of the Company, or a surplus of funds resulting from any refinancing by the Company, shall be allocated and distributed to the Shareholders, proportionate to their interests (equity or profits sharing), at such times as the Board of Directors shall determine, but no less that on an annual basis.

22.
Sale of Assets.  In the event that Company assets or rights are sold under the authority of the Officers, the gain or loss recognized thereon shall be distributed in accordance with the Shareholders’ respective ownership interests.

23.	Company Accounting.

(a)             Books and Records.  Books of account of the Company, including capital and income accounts for each Shareholder, shall be kept on a cash and calendar year basis in accordance with generally accepted accounting practices applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for Company business.  The books of account and other records of the Company shall be maintained at the principal office of the Company or at such other place as may be designated by the Board of Directors, and shall be open to inspection by each Board of Director and Shareholder or their duly authorized representatives at all reasonable times during business hours.

(b)             Financial Statements.  A balance sheet of the Company at the end of each calendar year, together with a statement of earnings for the twelve (12) months then ended, and copies thereof, as are to be furnished as part of the proposed Federal and State Income Tax Returns for the Company, if any, for such year, shall be furnished to each Shareholder within seventy-five (75) days following the end of each such year showing each Shareholder’s distributive share of net profits or net losses and additional items of income or deduction for income tax purposes.  Not less than once a year, and as soon as possible after completion of the financial report referred to herein, a meeting of all Shareholders shall be held to review such report.

24.
Bank Accounts.  All funds of the Company shall be deposited in the name of the Company in an account or accounts in such bank or banks as shall be determined by the Shareholders, and all withdrawals or disbursements from said account or accounts shall be made by check drawn in the Company name upon such account or accounts and signed on behalf o the Company by any member.

25.	Title to Property. Title to and ownership of all the assets of the Company shall at all times be vested in and stand in the name of the Company.

26.
Conflict of Interest.  The Shareholders and their affiliates may engage for their own account and for the account of others in any business venture, including business or professional services provided to others, the sale and licensing of merchandise and promotional goods, on behalf of other persons, partnerships, joint ventures, corporations, limited liability companies or other entitles in which they have an interest, and the Company shall have no right to participate therein.  A Shareholder may deal with him or herself, his or her affiliates and their officers, employees and agents, in providing necessary services or goods for the Company, provided that the compensation paid for such services is a reasonable amount which in comparable and competitive with the compensation which would be paid other persons for such services, neither the Company nor any of the Shareholders shall have any right by virtue of this Agreement, to participate in or to claim ownership in such independent ventures or to claim any interest in the income or profits derived there from.

27.
Termination and Dissolution.  The Company shall continue (a) until all of the business assets and properties developed or acquired by it and other investments made by it have been sold or disposed of, or have been abandoned; or (b) unless sooner dissolved, but only upon the occurrence of any of the following events:

i. The Board of Directors unanimously elect to dissolve the Company or sell the Company assets;

ii. The Board of Directors has affirmatively elected not to extend the expiration of term of the Company.

IN THE EVENT OF DISSOLUTION AND FINAL TERMINATION, THE BOARD OF DIRECTORS SHALL WIND UP THE AFFAIRS OF THE COMPANY AND SHALL SELL ALL OF THE COMPANY ASSETS AS PROMPTLY AS IS CONSISTENT WITH OBTAINING THE FAIR MARKET VALUE THEREOF.  THE SHAREHOLDERS SHALL SHARE IN THE PROFITS AND LOSSES OF THE BUSINESS DURING DISSOLUTION IN THE SAME PROPORTIONS IN WHICH THEY SHARED SUCH PROFITS AND LOSSES PRIOR TO DISSOLUTION.  SO LONG AS THE SHAREHOLDERS SHALL DEVOTE ADEQUATE TIME TO THE DISSOLUTION AND TERMINATION OF THE COMPANY BUSINESS, THEY SHALL RECEIVE COMPENSATION DURING SUCH PERIOD AT THE SAME RATE AS THEY RECEIVED IMMEDIATELY PRIOR TO DISSOLUTION.

Any cash remaining after all Company assets have been sold shall be paid out and distributed in the following order of priority:

(1)           To the payment of creditors of the Company, in the order of priority as provided by law, except those liabilities to Shareholders on account of their capital contributions.

(2)           To the Shareholders of the Company in respect of their contributions to capital.

(3)           To the Shareholders in respect of their shares of the profits and other compensation by way of income on their contributions.

EACH SHAREHOLDER SHALL LOOK SOLELY TO THE ASSETS OF THE COMPANY FOR THE RETURN OF HIS/HER INVESTMENT.  IF THE COMPANY PROPERTY REMAINING AFTER THE PAYMENT OR DISCHARGE OF THE DEBTS AND LIABILITIES OF THE COMPANY IS NOT SUFFICIENT TO RETURN THE INVESTMENT OF EACH SHAREHOLDER, SUCH SHAREHOLDER SHALL HAVE NO RECOURSE AGAINST ANY OTHER SHAREHOLDER, OFFICER OR DIRECTOR.

ANY PROPERTY DISTRIBUTION IN KIND AS A RESULT OF A LIQUIDATION SHALL BE VALUED AND TREATED AS THOUGH THE PROPERTY WERE SOLD AND CASH PROCEEDS DISTRIBUTED.

ANY LIQUIDATING DISTRIBUTION TO A SHAREHOLDER WHOSE INTEREST IN THE COMPANY IS LIQUIDATED PURSUANT TO THIS SECTION, SHALL BE MADE IN ACCORDANCE WITH THE POSITIVE CAPITAL ACCOUNT BALANCE OF SAID SHAREHOLDER, AS ADJUSTED IN ACCORDANCE WITH THE TREASURY REGULATIONS.

21.           Miscellaneous Provisions.

(a)           Notices.  Any notices, requests, consents, demands, approvals or other documents, instruments and communications required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given either at the time of delivery if personally delivered or seventy-two (72) hours after the time of mailing if mailed by overnight carrier (e.g. FED EX) Officers at the address listed in this Agreement or such other addresses as the Officers designate at any time in writing by notice to the Company in accordance with the provisions of this sub-paragraph.

(b)           Validity.  In any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to person or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(c)           Binding Agreement.  This Agreement shall be binding upon the parties hereto, their successors, heirs, devisees, assigns, legal representatives, executors and administrators.

(d)           Captions.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision thereof.

(e)           Default.  In the event of default by any party in the performance of the terms and conditions of this Agreement, the defaulting party agrees, in addition to other remedies available, to pay all costs incurred by the other party, including reasonable attorneys’ fees and costs.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned provided under page 29 and 30 have executed this Shareholder Agreement as of the day and year first above written and therefore have effectuated this Shareholder Agreement.  The remaining signatories, upon their execution of this Shareholder Agreement, shall be admitted as a shareholder pursuant to the capital structure specified n Section 7. above, but not until then.

CEN BIOTECH INC.

_____________________________
BY:           BAHIGE CHABAAN
ITS:           PRESIDENT

MEMBERS:
_____________________________
BY:           SAM ALAWIEH
ITS:           VICE PRESIDENT

AJOA HOLDINGS, LLC

_____________________________
BY:
ITS:           PRESIDENT

WISE PHOENIX LLC
MEMBERS:
BY:_____________________________
SAM ALAWIEH
ITS:           PRESIDENT

.

ORGANIC GROWTH INTERNATIONAL, LLC (freely assignable to its designee(s))

_______________________________

By:_____________________________
Its:           MANAGER

GROWLIFE, INC. (PHOT)

_____________________________
By: STERLING SCOTT
Its: CEO

ORGANIC GROWTH INTERNATIONAL, LLC
MEMBER

_____________________________
By: STERLING SCOTT, MEMBER

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONTINGENT SHAREHOLDERS LIST.
EXECUTION REQUIRED BY THE BELOW CONTINGENT SHAREHOLDERS
IN ORDER FOR THEM TO OBTAIN SHARES OF THE COMPANY.

RANDY HAMDAN

BY: _____________________________

ITS: _____________________________

DONALD STRILCHUCK

BY: _____________________________

ITS: _____________________________

JIM SHABAN

BY: _____________________________

ITS: _____________________________

ROGER SHABAN

BY: _____________________________

ITS: _____________________________

KHALID BAKSHI

BY: _____________________________

ITS: _____________________________

JOE BYRNE

BY: _____________________________

ITS: _____________________________

JORDAN ELHALABI

BY: _____________________________

ITS: _____________________________

JOEL STOHLMAN

BY: _____________________________

ITS: _____________________________

JEFF THOMAS

BY: _____________________________

ITS: _____________________________